FINANCIAL STATEMENTS AND
                       INDEPENDENT AUDITORS' REPORT

                            QOCC-1 ASSOCIATES

                            DECEMBER 31, 1995

                            QOCC-1 Associates

                            TABLE OF CONTENTS




                                                          PAGE


INDEPENDENT AUDITORS' REPORT                                3


FINANCIAL STATEMENTS:


     BALANCE SHEET                                          4


     STATEMENT OF INCOME                                    5


     STATEMENT OF PARTNERS' EQUITY                          6


     STATEMENT OF CASH FLOWS                                7


     NOTES TO FINANCIAL STATEMENTS                          8

                       INDEPENDENT AUDITORS' REPORT



To the Partners
QOCC-1 Associates

        We have audited the accompanying balance sheet of QOCC-1 Associates as of December 31, 1995, and the related statements of income, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QOCC-1 Associates as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                 REZNICK FEDDER & SILVERMAN


Bethesda, Maryland
January 10, 1996

                            QOCC-1 Associates

                              BALANCE SHEET

                            December 31, 1995

                                  ASSETS

RENTAL PROPERTY
  Land                                                $3,670,000
  Land improvements                                       35,425
  Building                                            11,461,343
  Building improvements                                   32,622
                                                     -----------
                                                      15,199,390
  Less accumulated depreciation                        2,555,027
                                                     -----------
                                                      12,644,363
                                                     -----------

OTHER ASSETS
  Cash and cash equivalents                              518,071
  Accounts receivable - other                              2,186
  Prepaid taxes and insurance                             94,677
  Prepaid leasing commissions                            388,442
  Deferred rent                                        1,177,734
  Leasing costs, less accumulated
    amortization of $400,701                           1,752,087
                                                     -----------
                                                       3,933,197
                                                     -----------
                                                     $16,577,560
                                                     ===========

                     LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Accounts payable and accrued expenses                  $19,565
  Prepaid rent and security deposit                      446,178
                                                     -----------
                                                         465,743


COMMITMENT                                                     -

PARTNERS' EQUITY                                      16,111,817
                                                     -----------
                                                     $16,577,560
                                                     ===========






                    See notes to financial statements

                            QOCC-1 Associates

                           STATEMENT OF INCOME

                       Year ended December 31, 1995




Revenue
  Rental income - base                                $2,691,797
  Rental income - escalations                             25,100
  Interest income                                          1,975
  Other revenue                                              279
                                                     -----------
          Total revenue                                2,719,151

Expenses
  Accounting                                $7,800
  Advertising and promotion                    441
  Commissions                              103,584
  Depreciation and amortization            553,531
  Insurance                                  5,392
  Management fees                           49,200
  Personnel services                        66,996
  Repairs and maintenance                  196,099
  Supplies                                   4,099
  Taxes                                    185,376
  Travel                                       506
  Utilities                                  7,436
                                       -----------
          Total expenses                               1,180,460
                                                     -----------
          NET INCOME                                  $1,538,691
                                                     ===========




















                    See notes to financial statements

                            QOCC-1 Associates

                      STATEMENT OF PARTNERS' EQUITY

                       Year ended December 31, 1995


                                        Equity at                                   Equity at
                                         January          Net          Distri-       December
                                         1, 1995         Income        butions        31, 1995
                                         -------         ------        -------        --------
JH Quince
  Orchard Partners                     $15,829,964     $1,510,397   $(1,590,065)    $15,750,296

Quad
  Properties, Inc.                         373,162         28,294       (39,935)        361,521
                                       -----------     ----------    -----------    -----------
                                       $16,203,126     $1,538,691   $(1,630,000)    $16,111,817
                                       ===========     ==========    ===========    ===========
































                    See notes to financial statements

                            QOCC-1 Associates

                         STATEMENT OF CASH FLOWS

                       Year ended December 31, 1995





Cash flows from operating activities
  Net income                                                  $1,538,691
  Adjustments to reconcile net income to net
  cash provided by operating activities
    Depreciation and amortization                                553,531
    Decrease in accounts receivable - other                        1,546
    Increase in accounts receivable - rent concessions         (586,098)
    Increase in prepaid taxes and insurance                      (4,051)
    Increase in accounts payable and accrued expenses              3,263
    Decrease in prepaid leasing commissions                      103,584
    Increase in prepaid rent and security deposit                 33,296
                                                              ----------
          Net cash provided by operating activities            1,643,762
                                                              ----------

Cash flows from financing activities
  Distributions to partners                                  (1,630,000)
                                                              ----------
          Net cash used in financing activities              (1,630,000)
                                                              ----------

          NET INCREASE IN CASH AND CASH EQUIVALENTS               13,762

Cash and cash equivalents, beginning                             504,309
                                                              ----------
Cash and cash equivalents, end                                  $518,071
                                                              ==========

















                    See notes to financial statements

                            QOCC-1 Associates

                      NOTES TO FINANCIAL STATEMENTS

                            December 31, 1995


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

  The partnership was organized on December 27, 1988 as a general partnership under the laws of the State of Maryland for the purpose of operating an office building with approximately 99,782 of net rentable square feet in Gaithersburg, Maryland. The building was acquired in December, 1988. The partnership conducts its rental operations under a lease agreement with one tenant.

  Use of Estimates
  ----------------
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Property
  ---------------
  Rental property is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method.

  Cash Equivalents
  ----------------
  For purposes of the statement of cash flows, the partnership considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. The fair value of cash equivalents approximates its carrying amount.

  Rental Income
  -------------
  Rental income is recognized as rentals become due. For instances in which rent concession periods are involved, rental income is recognized using the straight-line method over the term of the lease, which includes the rent concession period. The amount applicable to the rent concession is recorded as a deferred asset against which future collections are applied. Rental payments received in advance are deferred until earned. The lease between the partnership and the tenant of the property is an operating lease.

                            QOCC-1 Associates

                      NOTES TO FINANCIAL STATEMENTS

                            December 31, 1995


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

  Income Taxes
  ------------
  No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

  Prepaid Leasing Commissions
  ---------------------------
  Prepaid leasing commissions are charged to operations using the straight-line method over seventy-six months.

  Leasing Costs
  -------------
  Leasing costs were incurred to obtain a new tenant for the office building and improve the rental space. These costs are being written off using the straight-line method over the ten-year term of the lease.

NOTE B - RENTAL INCOME UNDER OPERATING LEASE

  The partnership has leased the office building to a new tenant effective March 1994 under a ten-year term with a five-year renewal option at the discretion of the lessee. The tenant may terminate the lease after the 76th calendar month of the term by notifying the landlord as outlined in the lease agreement. Rental income consists of fixed base rent and variable lease escalation reimbursements, calculated annually.

  Future minimum base rental payments due under the noncancelable operating lease are as follows:

                  Year Ending
                  December 31,             Amount
                  ------------             ------

                      1996               $2,592,126
                      1997                2,656,929
                      1998                2,723,352
                      1999                2,791,436
                      2000                2,861,222
                      Thereafter          9,535,611
                                        -----------
                                        $23,160,745
                                        ===========

                            QOCC-1 Associates

                      NOTES TO FINANCIAL STATEMENTS

                            December 31, 1995


NOTE C - RELATED PARTY TRANSACTION

  During 1995, the partnership incurred charges of approximately $120,295 for management fees, personnel services and reimbursable maintenance expenses provided by affiliates of one of the partners.


NOTE D - COMMITMENT

  The partnership has entered into a lease commission agreement with Carey Winston. The agreement provides for $546,696 of commissions to be paid for the first 76 months of the tenant's lease, which began March 1994. If the tenant does not exercise its option to terminate the lease after the 76th month, additional commissions in the amount of $376,198 for the remaining 44 months of the tenant's lease will be due at that time.


NOTE E - CONCENTRATION OF CREDIT RISK

  The partnership maintains its cash balances in two banks. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 by each bank. As of December 31, 1995, the uninsured portion of the cash balances held at the banks was $293,643.